Report of Independent Registered Public Accounting
Firm

To the Board of Directors and Shareholders
of FMI Funds, Inc:

In planning and performing our audit of the financial statements of FMI Large Cap Fund, FMI Common Stock Fund and FMI
International Fund (the "Funds") as of and for the year ended
September 30, 2016, in accordance with the standards of the
Public Company Accounting Oversight Board (United States), we
considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the
preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in
accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate
because of changes in conditions, or that the degree of
compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of performing
their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  However, we noted
no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2016.

This report is intended solely for the information and use of management and the Board of Directors of FMI Large Cap Fund,
FMI Common Stock Fund and FMI International Fund, and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified
parties.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 25, 2016

PricewaterhouseCoopers LLP, 100 E. Wisconsin Ave., Ste. 1800, Milwaukee, WI 53202
T: (414) 212 1600, F: (414) 212 1880, www.pwc.com/us